UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015 (June 3, 2015)

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of

incorporation or organization)

Commission File Number: 1-13167

IRS Employer Identification No.: 74-1611874

15011 Katy Freeway, Suite 800 Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective June 3, 2015, Mark W. Smith, age 45, was appointed to serve as Senior Vice President and Chief Financial Officer of the Company. On May 27, 2015, Mr. Smith was appointed as Chief Financial Officer on an interim basis. Prior thereto, he served as Vice President, Chief Accounting Officer and Controller of the Company since May 2014. He served as Vice President, Corporate Services of the Company from August 2011 until May 2014. From February 2009 to August 2011, Mr. Smith served as the head of the Internal Audit Department of the Company. Including his service with the Company, Mr. Smith has over 20 years of experience in the financial, consulting and energy industries. Before joining the Company, he was a partner at Calvetti, Ferguson & Wagner P.C., a Houston-based accounting firm, from April 2006 to February 2009, prior to which Mr. Smith spent more than 10 years at major accounting and consulting firms, including PricewaterhouseCoopers LLP and Arthur Andersen.

(e) In connection with the appointment, on June 3, 2015: (i) Mr. Smith’s annual base salary was fixed at $370,000; and (ii) he was awarded a grant of 8,127 Restricted Stock Units with a grant date value of $250,000, which “cliff” vest 100% at the end of the three-year period following the date of grant. The number of such Restricted Stock Units was determined by dividing $250,000 by the closing price of the Company’s common stock on the date of grant. In addition, Mr. Smith and the Company entered into the First Amendment to Executive Change of Control Agreement to increase the lump sum payment he would receive in connection with a termination without “cause” or if he terminates his employment for “good reason” (each as defined in the agreement) within 24 months after a change of control of the Company. Upon such termination, in addition to other benefits provided in the Executive Change of Control Agreement, Mr. Smith would receive a payment equal to 2.5 times the sum of (i) his annual salary plus (ii) his target annual bonus.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 4, 2015 regarding the appointment of Mr. Smith. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Walter A. Baker
Walter A. Baker
Senior Vice President, General Counsel & Corporate Secretary

Date: June 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 4, 2015